EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 Registration Statement No.333-137768 on Form S-8 of our report dated March 16, 2005 (March 16, 2007 as to the effects of the discontinued operations discussed in Note 16), relating to the financial statements of 4Kids Entertainment, Inc. for the year ended December 31, 2004 appearing in the Annual Report on Form 10-K of 4Kids Entertainment, Inc. for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

New York, New York
April 25, 2007